HEXCEL CORPORATION
                      5794 West Las Positas Boulevard
                           Pleasanton, CA  94588

                                      July 11, 1995

        Ciba-Geigy Limited
        CH 4002
        Basle, Switzerland
        Attn:  John M.D. Cheesmond

                       Re:  Proposed Combination

        Gentlemen:

                  We are writing to confirm our understanding of the terms and conditions upon which Hexcel Corporation ("Hexcel") and Ciba-Geigy Limited ("Ciba") presently intend to combine (the "Proposed Combination") Hexcel with Ciba's global composites and honeycomb businesses and its Heath Tecna division (the "Business"). It is understood that this letter and Annex A hereto merely constitute a statement of Hexcel's and Ciba's mutual intentions, do not reflect all matters upon which agreement must be reached in order for the Proposed Combination to be consummated, do not obligate Hexcel or Ciba to negotiate a definitive agreement concerning the Proposed Combination and do not foreclose Hexcel or Ciba from seeking to renegotiate the matters covered in Annex A hereto. A binding commitment with respect to the Proposed Combination will result only from the execution of one or more definitive agreements with respect thereto, subject to any conditions expressed therein. Notwithstanding the preceding two sentences, upon acceptance hereof, the provisions of paragraphs 2, 3 and 4 of this letter (but only these paragraphs) shall be legally binding upon Hexcel and Ciba and shall be governed in all respects by New York law (without regard to conflicts of law principles).

                  1.  Annex A to this letter reflects the
             principal terms and conditions upon which Hexcel and Ciba presently intend to consummate the Proposed Combination.

                  2.  Until August 14, 1995, neither Hexcel,
             nor Ciba, nor any of their respective affiliates, officers, directors, employees, agents or representatives will, directly or indirectly, solicit, initiate or encourage (including by way of furnishing non-public information) the submission of, or discuss, negotiate or accept any proposal or offer from or enter into any agreement with any person other than Hexcel or Ciba, as the case may be, relating to any merger, consolidation, business combination, acquisition or disposition of material assets/securities or other transaction inconsistent with the Proposed Combination (including the acquisition of any company in a similar business), involving Hexcel or the Business, as the case may be.

                  3. Any and all discussions, negotiations or communications with any party other than the parties hereto relating to any of the matters contemplated in paragraph 2 shall be suspended until August 14, 1995.

                  4.  Except as required by applicable law,
             rule, regulation or legal process, neither Hexcel, nor Ciba, nor any of their respective affiliates, officers, directors, employees, agents or representatives, will, without the prior consent of the other, make any public announcement or statement regarding the matters contemplated by this letter and Annex A hereto. If any such announcement or statement is so required, the announcing party shall consult in advance with the other party concerning the reasons for and content of such announcement or statement.

                  Please confirm that the foregoing and Annex A hereto are acceptable to Ciba by signing the enclosed copy of this letter in the space provided below and returning the same to me at your earliest convenience.

                                      Very truly yours,

                                      HEXCEL CORPORATION

                                      By: /s/ JOHN J. LEE
                                         John J. Lee
                                         Chief Executive Officer

        CONFIRMED AND AGREED AS OF
        THE DATE FIRST WRITTEN ABOVE:

        CIBA GEIGY LIMITED

        By: /s/ JOHN M.D. CHEESMOND
           John M.D. Cheesmond
           Head / Regional and Financial Control


        ANNEX A

                             SUMMARY TERM SHEET

        Acquisition of the Business

        * Hexcel Corporation ("Hexcel") will acquire Ciba Geigy Limited's ("Ciba's") global composites and honeycomb businesses and its Heath Tecna division (the "Business") for a number of newly issued shares of Hexcel common stock such that Ciba's percentage ownership of Hexcel's outstanding common stock will be approximately 49.9% after giving effect to the transaction.

        * Hexcel will remain a NYSE listed company.

        * Hexcel will deliver a package of additional consideration to Ciba to compensate for debt and certain non-operating accrued liabilities reflected on Hexcel's balance sheet in excess of such amounts on the balance sheet of the Business. The total value of such consideration is presently estimated to be approximately $80 million, but is subject to adjustment based on due diligence, pre-closing changes in funded debt and/or certain accrued liabilities and any pre-closing buyout of the minority interest in Danutec. $80 million in consideration would be funded as follows:

          * $25 million of cash ($40 million depending on sources of financing).

          * $55 million of subordinated debt and/or preferred stock with market terms ($40 million depending on sources of financing).

        Standstill Agreement

          Duration of Standstill Agreement

          * The provisions of the Standstill Agreement outlined below will apply for ten years, subject to extension by Ciba as contemplated under "Expiration Date Election" below.

          * As described under "Ciba Purchase of Other Shares", Ciba will, subject to the satisfaction of certain conditions, have the right to offer to acquire the shares of Hexcel common stock that it does not already own (the "Other Shares") after five years.

          Board of Directors and Principal Officers

          * Hexcel's board of directors will consist of 11 directors, with five directors designated by Ciba and six directors designated by Hexcel (such Hexcel designees to include the CEO and COO of Hexcel, who will be mutually selected by Hexcel and Ciba). The initial Chairman and CEO is expected to be John J. Lee and the initial President and COO is expected to be Dr. Juergen Habermeier. The other four Hexcel designees are expected to be Marshall Geller, Peter Langerman, George Springer and Fred Stanske. The five Ciba designees are expected to be John Cheesmond, John McGraw, Stanley Sherman, Dr. Joseph T. Sullivan and Dr. Hermann Vodicka.

             * So long as Ciba's percentage ownership interest is
               at least 40%, Board action shall require the vote of at least one Ciba designee and at least one other director who is not a Ciba designee and who has never been employed by Ciba (an "Independent Director").

             * The number of Ciba designees shall be reduced as
               Ciba's percentage ownership decreases below the following levels: (i) 4 designees if percentage ownership falls below 40%, (ii) 3 designees if percentage ownership falls below 30%, (iii) 2 designees if percentage ownership falls below 20%,
               (iv) 1 designee if percentage ownership falls below 15% and (v) no designees if percentage ownership falls below 10%. In each such instance, the number of Independent Directors shall be correspondingly increased.

          * For so long as Ciba's percentage ownership is at least 33%, significant acquisitions, stock issuances and capital expenditure programs will require the approval of a majority of the Ciba designees.

          * Ciba will have proportionate representation on the finance, audit, nominating and compensation committees of Hexcel's board of directors.

          Third Party Offers

          * In the event of a bona fide third party offer to acquire Hexcel that is made after the third anniversary of the closing and is approved by two-thirds of the Independent Directors, Ciba must either (i) offer to acquire all of the Other Shares on terms at least as favorable as those contemplated by such third party offer or (ii) support such third party offer by voting its shares of Hexcel common stock in favor of the offer or, if applicable, tendering/selling such shares to the offeror.

          * In the event of a third party offer to acquire Hexcel that is not approved by (i) a majority of the Independent Directors acting solely in the interests of the holders of the Other Shares (the "Other Holders") or (ii) a majority in interest of the Other Holders by means of a stockholder vote solicited pursuant to a proxy statement containing the information required by
             Schedule 14A (it being understood that the Independent Directors will, consistent with their fiduciary duties, be free to include in such proxy statement the reasons underlying their failure to approve such offer by the requisite vote, including whether a fairness opinion was sought and any opinions or recommendations expressed in connection therewith), Ciba will be prohibited from supporting such offer or tendering/selling its shares of Hexcel common stock to the offeror.

          Certain Prohibited Activities

          * Ciba will not acquire any shares of Hexcel common stock (except for (i) shares acquired pursuant to the exercise of the preemptive rights described under "Ciba Contractual Preemptive Rights" below and (ii) open market purchases to the extent necessary to maintain Ciba's percentage ownership at or below 49.9% until the third anniversary of the closing and 57.5% thereafter).

          * Ciba will not dispose of any shares of Hexcel common stock (except (i) as contemplated under "Third Party Offers" above, (ii) pursuant to a registered public offering or other manner of sale permitting a broad distribution or (iii) in accordance with Rule 144 (in each case under (ii) and (iii), in a manner calculated to achieve a broad distribution).

          * Ciba will not make, participate in or support any acquisition proposal (except as contemplated under "Third Party Offers" above or "Ciba Purchase of Other Shares" below). If applicable, Ciba may, consistent with its obligations under the federal securities laws, disclose its desire for Hexcel to engage in a transaction that would satisfy the board/stockholder approval requirements described under "Third Party Offers" above.

          * Ciba will not make or participate in any solicitation of proxies.

          * Ciba will not deposit any of its shares of Hexcel common stock in a voting trust or subject such shares to a voting agreement or join or participate in any
             Schedule 13D group.

          Voting Agreement

          * Except as contemplated under "Third Party Offers" above, for so long as Ciba's percentage ownership is at least 10% (15% if, and for so long as, there is another
             Schedule 13D/G reporting person or group that beneficially owns 10% or more of Hexcel's common stock), Ciba will vote its shares of Hexcel common stock in favor of the director designees selected as set forth under "Board of Directors and Principal Officers" above and, at the discretion of Ciba, either as recommended by Hexcel's board of directors or in proportion to the votes cast with respect to the Other Shares on all other matters presented to the stockholders for a vote (except that, subject to the limitations set forth in this term sheet, Ciba will be free to vote its shares of Hexcel common stock in its sole discretion on fundamental transactions such as charter amendments, acquisitions, dispositions and liquidations).

          Registration Rights

          * Ciba will have the right to demand up to four registrations for the sale of its shares of Hexcel common stock. Ciba's demand registration rights will become exercisable at one year intervals beginning on March 1, 1998, with a number of shares equal to 25% of its initial shares eligible for sale in each demand registration. Shares eligible for sale in a previous demand registration but not sold will be eligible for sale in subsequent demand registrations. Alternatively, Hexcel will consider the use of a shelf registration procedure that provides Ciba with equivalent public resale rights.

          Ciba Contractual Preemptive Rights

          * Ciba will have the right to purchase from Hexcel its pro-rata share of any primary offering for cash of Hexcel common stock or common stock equivalent (other than offerings in connection with employee benefit plans). Such right shall be exercisable for the price at which such common stock or common stock equivalent is being offered by Hexcel to third parties.

          Ciba Purchase of Other Shares

          * At any time after the fifth anniversary of the closing, Ciba may propose, participate in or support a transaction that would result in Ciba's acquisition of the Other Shares or a merger, consolidation, business combination, sale of substantial assets or similar transaction involving Hexcel, but only if the Other Holders are entitled to receive "Requisite Consideration" for the Other Shares in connection with such transaction. Requisite Consideration means consideration that is (i) approved by (x) a majority of the Independent Directors acting solely in the interests of the Other Holders or (y) a majority in interest of the Other Holders by means of a stockholder vote solicited pursuant to a proxy statement containing the information required by Schedule 14A (it being understood that the Independent Directors will, consistent with their fiduciary duties, be free to include in such proxy statement the reasons underlying their failure to approve such offer by the requisite vote, including whether a fairness opinion was sought and any opinions or recommendations expressed in connection therewith) and (ii) in the opinion of an independent nationally recognized investment banking firm, fair to the holders of the Other Shares from a financial point of view (if instructed by a majority of the Independent Directors, such investment banking firm will assume for purposes of such opinion that the Other Holders are entitled to a customary acquisition/control premium).

          Expiration Date Election

          * If Ciba's percentage ownership on the tenth anniversary of the closing (or any other date to which the Standstill Agreement is extended pursuant to clause (a) below) is greater than 10% but less than 100%, Ciba must elect one of the following alternatives:

             * to extend the Standstill Agreement for an additional
               two years; provided, however, that so long as Ciba's percentage ownership interest is at least 25%, Ciba may, no more than once during such extension period, request that Hexcel offer itself for sale in a transaction in which Ciba and the Other Holders receive the same consideration (in which case, the provisions of the Standstill Agreement will continue in full force and effect, except that Ciba will be free to support, or tender/sell its shares pursuant to, any bid that offers the same consideration to all of Hexcel's stockholders); or

             * to sell down its position to below 10% during the
               subsequent 18 month period pursuant to one or more offerings calculated to achieve a broad distribution (in which case, the provisions of the Standstill Agreement will continue in full force and effect until Ciba has reduced its position to less than 10%).

        Principal Conditions

        * Hart-Scott-Rodino, European antitrust, security clearance and other material governmental, regulatory and/or third party approvals.

        * Hexcel stockholder approval.

        * Hexcel's receipt of adequate high yield debt and/or bank financing on commercially reasonable terms.

        * Absence of any material adverse change affecting Hexcel or the Business, as the case may be.

        * Conduct of Hexcel's business or the Business, as the case may be, in the ordinary and usual course, consistent with past practice.

        * Other conditions to be negotiated.

        Other

        * Reimbursement of actual out-of-pocket expenses (subject to a negotiated cap) will be paid to Ciba if Hexcel's stockholders fail to approve this transaction after a competing transaction has been announced (a "Stockholder Rejection"). An additional fee to be negotiated will be paid to Ciba if a competing transaction is consummated within 12 months after a Stockholder Rejection.

        * Mutual no-shop agreement pending closing (subject to a fiduciary out relating to the provision of information to third parties who propose competing transactions).

        * Appropriate transition services and supply arrangements to be negotiated.

        * Certain royalty arrangements to be discussed.

        * Ciba will support refinancing to reduce interest expense.

        * Ciba will support insurance negotiations.